UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 10, 2008

BioFuel Energy Corp.

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Broadway, Suite 1060

Denver, CO  80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 592-8110

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Please see the disclosure provided in Item 5.02 below, which is incorporated herein by reference.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 Michael N. Stefanoudakis, the Company’s Vice President and General Counsel, has resigned his position with the Company effective April 18, 2008 to pursue other business opportunities.  The Company thanks Mr. Stefanoudakis for his service. The Company and Mr. Stefanoudakis have entered into a consulting agreement facilitate an orderly transition of his duties, which agreement is attached to this Form 8-K as Exhibit 10.1.

(e)                                  Pursuant to the terms of the consulting agreement with Mr. Stefanoudakis, the Company will pay Mr. Stefanoudakis $56,250 in exchange for consulting services provided by Mr. Stefanoudakis during the period commencing on April 19, 2008 and ending on October 18, 2008 (the “Consulting Period”), with such amount payable monthly on the last day of each month during the Consulting Period.  In addition, during the Consulting Period, the Company will pay COBRA premiums on behalf of Mr. Stefanoudakis.  The Consulting Agreement also contains a mutual release between the Company and Mr. Stefanoudakis and provides for mutual non-disparagement.  Finally, the Company has agreed to continue to indemnify Mr. Stefanoudakis as though he continued his employment with the Company.  The above description does not purport to be complete and is qualified in its entirety by reference to the consulting agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Separation, Consulting and Mutual Release Agreement by and between BioFuel Energy Corp. and Michael N. Stefanoudakis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOFUEL ENERGY CORP.

Date: April 11, 2008	By:	/s/ David J. Kornder
	Name:	David J. Kornder
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Separation, Consulting and Mutual Release Agreement by and between BioFuel Energy Corp. and Michael N. Stefanoudakis.